Exhibit 10.1

FORM OF PROFITS INTEREST AGREEMENT

This Profits Interest Agreement for assignment of economic interest (this “Agreement”) is entered as of                , 202_ by and among OmniLit Acquisition Corp. (“OLIT” or, the “Company”), OmniLit Sponsor, LLC (the “Sponsor”) and the undersigned Director of the OLIT Board (“Director”).

WHEREAS, the Sponsor currently holds all of the shares of initial Class B common stock, par value $0.0001 per share (the “Founder Shares”), of OLIT;

WHEREAS, OLIT filled its vacancies on the Board with new Directors on April 3, 2023;

WHEREAS, subject to the terms and conditions of this Agreement, the Sponsor desires to allocate to the Director, and the Director desires to acquire from the Sponsor, that number of Founder Shares set forth opposite such Director’s name on Exhibit A (the “Assigned Securities”), to be allocated to the Director in connection with board appointment, and, prior to the allocation of the Assigned Securities to the Director, the Sponsor desires to assign the economic benefits of the Assigned Securities to the Director.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto have agreed, and do hereby agree as follows:

1. The Sponsor hereby grants to the Director an economic interest in the Sponsor (the “Profits Interest”). The Director’s initial Capital Account balance with respect to the Profits Interest granted to him or her pursuant to this Agreement shall be zero.

2. The Director acknowledges and agrees that it is not a member of the Sponsor, it has no right to vote on matters of the Sponsor or to vote with respect to any Assigned Securities, and it has no right to vote Founder Shares prior to allocate of any such shares to the Director pursuant to this Agreement.

3. In connection with the transfer of the Assigned Securities to the Director, the Director shall execute a joinder to the Letter Agreement in substantially the form attached here to as Exhibit B (the “Joinder”).

4. In addition to the restrictions set forth in the Operating Agreement, the Profits Interest granted to the Director pursuant to this Agreement shall be subject to the following terms and conditions:

(a) Restrictions on Transfer. Without limiting any additional or different restrictions contained in the LLC Agreement, and except for forfeitures or redemptions of Profits Interest as provided in this Agreement, no Person shall voluntarily or involuntarily transfer, sell, encumber, pledge, hypothecate, assign, or otherwise dispose of (“Transfer”) any of the Profits Interest subject to this Agreement. In the event the Director purports or attempts to Transfer any of his or her Profits Interest in contravention of the previous sentence, then (i) such purported Transfer shall be null and void, and (ii) all of such Profits Interest (and any Capital Account balance allocable to such Profits Interest) shall be immediately and automatically forfeited to the Company without notice and without consideration.

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(b) Allocation. One hundred percent (100%) of the Profits Interest of the Director shall vest upon the successful completion of a business combination of OmniLit Acquisition Corporation (the “Business Combination”) if the Director commences to serve as a director upon the initial public offering of the company and is serving as a director of the Company at such time. In the event that no successful Business Combination occurs, no portion of the Profits Interest of the Director shall vest. In the event the Director terminates service with the Company prior to the successful completion of a Business Combination, or in the event of the termination of the Director’s service with the Company at any time for Cause, the Profits Interest of the Director shall be forfeited. “Cause” means the occurrence of one or more of the following events:

(i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company; (ii) dishonesty, fraud, or intentional misconduct relating to the Company or material breach of any agreement with the Company; or (iii) commission of a felony or a crime involving dishonesty, breach of trust, or moral turpitude.

(c) The Director shall receive Tax Distributions pursuant to the Operating Agreement.

5. The Company shall have the right to deduct, from any amounts payable now or any time hereafter to the Director, the amount of any taxes which the Company is or will be required by law to withhold, as and when required by law, with respect to the Director’s receipt and/or vesting of the Profits Interest.

6. Nothing in this Agreement shall confer upon the Director any right to continue in his or her current position with the Company or interfere in any way with the right of the Company to terminate his or her service at any time. Nothing in this Agreement shall confer upon the Director any right to service with the Company.

7. The Director acknowledges that the Sponsor is granting the Profits Interest in reliance upon the representations and warranties contained herein and other information set forth herein by the Director. The Director undertakes to notify the Company immediately of any changes in any of the representations, warranties and other information contained herein.

(a) The Director represents that he or she has such knowledge and experience in financial and business matters, that he or she is capable of evaluating the merits and risks of holding the Profits Interest and of making an informed decision with respect thereto. The Director is able to bear the risk of holding Profits Interest in the Company as part of his or her compensation for services to be rendered to the Company and has adequate means of providing for his or her current needs and possible personal contingencies with no need for a liquid market for the Profits Interest. In making this statement, consideration has been given to whether the Director could afford to hold Profits Interest in the Company for an indefinite period of time and whether, at this time, he or she could afford a complete loss of the value of the Profits Interest.

(b) The Director represents that he or she has had the opportunity to ask questions of, and receive answers from, representatives of the Company concerning the Profits Interest and to conduct a due diligence review of the Sponsor to his or her satisfaction. Any questions raised by the Director in writing concerning the Sponsor or the Profits Interest have been answered to the satisfaction of the Director. The Director’s decision to accept the Profits Interest as part of his or her compensation for services to be rendered to the Company is based solely on the information obtained during the course of his or her due diligence review and on the written answers to such questions as the Director has raised concerning the Profits Interest or the Company.

(c) The Director acknowledges that the grant of the Profits Interest has not been registered under the Securities Act or any other federal or state law. The Director represents that he or she is acquiring the Profits Interest hereunder for investment purposes for his or her own account, and not with a view to reselling or otherwise distributing such Profits Interest in violation of any federal or state securities laws, and understands and agrees that the transfer of the Profits Interest is restricted and acknowledges that the Profits Interest must be held for an indefinite period unless: (i) they are registered under the Securities Act; or (ii) an exemption from registration is available, and the Company has received an opinion of counsel, in form and substance satisfactory to it, to such effect. There can be no assurance that the Company will make available to the public at any time in the future information necessary to enable security holders to make any sale of the Profits Interest pursuant to Rule 144 under the Securities Act. The Director understands that there may not be any market for resale of the Profits Interest and that it may not be possible to liquidate an investment in the Profits Interest.

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(d) The Director agrees and understands, among other things, that: (i) holding the Profits Interest as part of his or her compensation for services to be rendered to the Company is speculative in nature and involves a high degree of risk; (ii) the Director may not be able to liquidate the Profits Interest; and (iii) transfer is extremely limited. The Director should not accept the grant of Profits Interest with the assumption that they will be able to sell or otherwise transfer the Profits Interest in the future.

(e) The Director is a director, manager or executive officer of the Company.

(f) The Director represents that he or she is an individual with the requisite competence to enter into this Agreement and to accept the grant of the Profits Interest.

(g) The Director represents that he or she has independently evaluated the fairness of the valuation of the Profits Interest.

(h) The Director acknowledges that the Profits Interest are being granted pursuant to exemption from the registration requirements of the state indicated as the Director’s principal residence, that no securities commission or regulatory authority has approved, passed upon or endorsed the Profits Interest, nor is it intended that any such agency will do so, and that no representation to the contrary has been made to the Director by or on behalf of the Company.

(i) The Director represents that the address set forth on the signature page hereto is Director’s principal residence and that all communications, written or oral, concerning the Profits Interest have been directed to the Director, and received by him or her, at the address set forth on the signature page hereto.

(j) In making his or her decision to accept the grant of the Profits Interest as part of his or her compensation for services to be rendered to the Company, the Director has relied solely upon the information contained herein and upon independent investigations of the Company made by his or her legal counsel or investment advisor. The Director is not accepting the grant of any Profits Interest as a result of or subsequent to (i) any advertisement, article, notice of other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees, including the Director, were invited as a result of, subsequent to, or pursuant to, any general solicitation.

8. Acknowledgement:

(a) It is the intent of the parties that the Profits Interest constitute a “profits interest” in the Company within the meaning of the meaning of Revenue Procedure 93-27, as modified by Revenue Procedure 2001-43, and within the meaning of the Proposed Revenue Procedure contained in Notice 2005-43 (collectively, the “Service Partner Authorities”), which are granted in consideration for services to be rendered by the Director to or for the benefit of the Company. However, the Director acknowledges that: (i) none of the Company or any of its affiliates, members, partners, directors, officers, employees, agents or representatives (each, a “Related Person”) has provided or is providing the undersigned with tax advice regarding the receipt and ownership of the Profits Interest (including whether to make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to the Profits Interest) or any other matter, and the Company has urged the Director to consult the Director’s own tax advisor with respect to the income taxation consequences of receiving, holding and disposing of the Profits Interest subject to this Agreement (including whether to make an election under Section 83(b) of the Code with respect to the Profits Interest subject to this Agreement); and (ii) none of the Company or any Related Person has advised the Director to rely on any determination by it or its representatives that the grant of such Profits Interest will constitute a “profits interest” within the meaning of the Service Partner Authorities. The Director acknowledges the extended holding period for profits interests under P.L. 115-97.

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(b) The Director also acknowledges that none of the Company or any Related Person has made any representation or warranty, express or implied, as to the future performance of the Company or the present or future value of the Director’s Profits Interest. The Director further acknowledges that: (i) all forecasts, projections or illustrations of amounts that might be realized as a result of the Director’s Profits Interest that the Company or any Related Person shared with the Director (collectively, “Illustrations”), if any, were purely hypothetical; and (ii) none of the Company or any Related Person intended for the undersigned to rely upon such Illustrations in the process of deciding to receive the Profits Interest or making an investment decision.

9. The Director shall indemnify and hold harmless the Company and any of its officers, employees, member, manager, or control persons (and the agents of all such persons) who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of or arising from any actual or alleged misrepresentation or misstatement of facts or omission to represent or state facts made by the Director to the Company concerning himself, herself or his or her financial position in connection with the granting of the Profits Interest against losses, liabilities and expenses for which the Company or any of its officers, employees, directors, members or control persons (and the agents of all such persons) have not otherwise been reimbursed (including but not limited to attorneys’ fees, judgments, fines and amount paid in settlement) as actually and reasonably incurred by such person or entity in connection with such action, suit or proceeding.

10. The parties agree that this Agreement and the Operating Agreement contain the entire understanding of the parties and supersede any prior understandings or agreements (including any employment or consulting agreement) between them respecting the grant of the Profits Interest subject to this Agreement. Capitalized terms used herein without definition shall have the meaning ascribed to them in the Operating Agreement.

11. The invalidity or unenforceability of any provision of this Agreement as a result of a violation of any state or federal law, or of the rules or regulations of any governmental regulatory body, shall not affect the validity or enforceability of the remainder of this Agreement.

12. The provisions of this Agreement may not be waived or modified unless such waiver or modification is in writing and signed by the parties hereof.

13. This Agreement may be signed in multiple counterparts, all of which together shall constitute an original agreement. The execution by one party of any counterpart shall be sufficient execution by that party, whether or not the same counterpart has been executed by any other party.

14. The Company and the Director irrevocably (a) agree that this Agreement shall be governed by the laws of the State of Delaware, without giving effect to its conflicts of law principles, (b) consent to the non-exclusive jurisdiction of the state and federal courts located in the State of Delaware, (c) agree that any action, suit or proceeding by or between the Company and the Director may be brought in a court in the State of Delaware and (d) waive any objection which the party may now or hereafter have to the choice of forum whether on personal jurisdiction, venue, forum non conveniens or on any other ground. Director irrevocably:

(a) consents to the service of process outside of the territorial jurisdiction of said courts by mailing copies thereof by registered or certified United States mail, postage prepaid, to the Director’s last known address as shown in the records of the Company with the same effect as if the Director was a resident of the State of Delaware and had been lawfully served in such state and (b) agrees that final judgment against Director in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction within or outside the State of Delaware by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and the amount of such judgment. Nothing in this Agreement shall affect the right to service of process in any other manner permitted by law.

15. In this Agreement, unless the express context otherwise requires, the masculine pronoun includes the feminine and the neuter, and vice versa, as appropriate in the context.

[Signature page to follow]

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IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed, and the Director has hereunto set his or her hand, all as of the day and year first above written.

OMNILIT SPONSOR LLC

By:	AL KAPOOR
Title:	Manager

OMNILIT ACQUISITION CORP.

By:	AL KAPOOR
Title:	Chairman

DIRECTOR

Name:

[Street]

[City, State, Zip Code]

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Exhibit A

DIRECTOR	Founder Shares to be Transferred / Economic Interest Assigned
Address:	25,000

SSN/EIN:

[Signature page to Profits Interest Agreement]

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EXHIBIT B

FORM OF JOINDER

TO

LETTER AGREEMENT

AND

INDEMINITY AGREEMENT

______, 20_

Reference is made to that certain                       Agreement, dated as of                   , 2022 (the “Agreement”), by and between (“Director”) and OmniLit Sponsor, LLC (the “Sponsor”), pursuant to which Investor acquired securities of OmniLit Acquisition Corp. (the “Company”) from the Sponsor. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Agreement.

By executing this joinder, Director hereby agrees, as of the date first set forth above, that Director shall become party to its standard form of letter agreement and indemnity agreement with the new directors, a copy of which was filed as Exhibit 10.1 and 10.7, respectively, in the Registration Statement on Form S-1/A (Registration No. 333-260090) with the Securities and Exchange Commission (“SEC”) on November 1, 2021.

This joinder may be executed in two or more counterparts, and by facsimile, all of which shall be deemed an original and all of which together shall constitute one instrument.

Director

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

OMNILIT ACQUISITION CORP.

By:
Name:
Title:

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